ARTICLES OF AMENDMENT TO
THE ARTICLES OF INCORPORATION OF
AMT CAPITAL FUND, INC.


	AMT Capital Fund, Inc., a Maryland Corporation (the "Corporation") having a principal office in New York, New York and having The Corporation Trust
Incorporated as its resident agent located at 32 South Street, Baltimore,
Maryland 21202, hereby certifies to the State Department of Assessments and
Taxation of Maryland as follows:

FIRST:		Paragraph (c) of Article FIFTH of the Articles of Incorporation of the
Corporation is hereby amended to change the name of the Corporation's
International Equity Portfolio class of common stock to HLM International
Equity Portfolio.

SECOND:  	The board of directors of the Corporation on February 22, 1995, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation at a special meeting to be held on May 17, 1995.

THIRD: 	Notice setting forth the said amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon.
The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of at least a majority of the class of stockholders entitled to vote thereon.

FOURTH:	The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

FIFTH:		The amendment is limited to a change expressly permitted by Section
2-605(4) of the Maryland General Corporation Law and the Corporation is
registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, AMT Capital Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnesses by its Secretary on the 1st day of June, 1995.



						AMT Capital Fund, Inc.



						By  /s/ Alan M. Trager
						        Alan M. Trager
						        President



Witness:  (Attest)



 /s/ William E. Vastardis
William E. Vastardis
Secretary



	THE UNDERSIGNED, President of AMT Capital Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which the certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



						AMT CAPITAL FUND, INC.



						By: /s/ Alan M. Trager
						       Alan M. Trager
						       President



SEAL